                                                                     Exhibit 5.2


                   [LETTERHEAD OF BAY VENTURE COUNSEL, LLP]


                              September 12, 2000

Vyyo Inc.
20400 Stevens Creek Blvd., 8th Fl.
Cupertino, CA  95014

     Re:  Opinion of Counsel

Ladies and Gentlemen:

     This opinion is rendered in connection with the filing by Vyyo Inc., a Delaware corporation (the "Company"), of its Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale by the selling stockholders ("Selling Stockholders") of the Companyidentified in the Registration Statement (the "Offering") of up to 2,300,000 currently issued and outstanding shares (including 300,000 shares subject to an over-allotment option) of the Company's common stock, par value $.0001 per share (the "Shares").

     We have acted as counsel to the Selling Stockholders in connection with the preparation of the Registration Statement. In our capacity as such counsel, we have familiarized ourselves with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares to the Selling Stockholders. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies. We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law of the laws of any local agencies within any state.

     Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof, based on the foregoing and the proceedings to be taken by the Company as referred to above, the Shares have been duly authorized, validly issued and nonassessable.

Vyyo Inc.
September 12, 2000
Page 2 of 2
Re: Opinion of Counsel



     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectus included therein.

                                    Very truly yours,


                                    /s/ BAY VENTURE COUNSEL, LLP